Exhibit 10.24

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of January 26, 2015 (the “Effective Date”) between SILICON VALLEY BANK, a California corporation (“Bank”), and 1LIFE HEALTHCARE, INC., a Delaware corporation (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of January 30, 2013 (as the same may be amended, modified, supplemented or restated, the “Prior Loan Agreement”). Pursuant to the Prior Loan Agreement, Bank made available to Borrower a growth capital loan in the original principal amount of Eight Million Dollars ($8,000,000) (the “Existing Growth Capital Loan”).

B. Borrower has requested, and Bank has agreed pursuant to this Agreement, that Bank (i) make available to Borrower a new growth capital loan which will replace the Existing Growth Capital Loan in its entirety, and (ii) replace, amend and restate the Prior Loan Agreement in its entirety.

AGREEMENT

The parties hereby agree that the Prior Loan Agreement is hereby amended, restated, and replaced in its entirety as follows:

1. ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP (except for non-compliance with FAS123R in the monthly reporting). Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2. LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1 Outstanding Obligations under Existing Growth Capital Loan. Borrower represents and warrants to Bank that as of the Effective Date, the outstanding principal balance of the Existing Growth Capital Loan is Four Million Six Hundred Seventy-Six Thousand Twenty-One and 28/100 Dollars ($4,676,021.28). Borrower represents and warrants to Bank that all of such sum is due and owing Bank, without offset or defense of any kind or nature and in the event Borrower has any offsets or defenses thereto, Borrower hereby irrevocably waives all such offsets and defenses. Borrower acknowledges and agrees that there is no further availability to borrow under the Existing Growth Capital Loan and that the provisions of this Agreement and the Loan Documents shall supersede all prior agreements with respect to the Existing Growth Capital Loan. Borrower shall, on the Effective Date and in conjunction with Borrower’s execution of this Agreement, repay in full in cash all of the Obligations owing to Bank under the Existing Growth Capital Loan pursuant to the Prior Loan Agreement (including, without limitation, the amount of the “Final Payments” due to Bank under the Prior Loan Agreement) (the “Existing Growth Capital Loan Prepayment”). Notwithstanding anything to the contrary, upon making the Existing Growth Capital Loan Prepayment, Bank hereby agrees to waive the “Make-Whole Premium” which would otherwise be owed by Borrower to Bank under the Prior Loan Agreement.

2.1.2 Growth Capital Advance.

(a) Availability. Subject to the satisfaction of the terms and conditions of this Agreement, Bank shall make a single growth capital advance to Borrower in an amount equal to the Growth Capital Line (the “Growth Capital Advance”). The Growth Capital Advance will be available to Borrower during the Draw Period. After repayment, the Growth Capital Advance may not be reborrowed.

(b) Repayment. Borrower shall repay the Growth Capital Advance as follows: (i) payments of accrued interest only, commencing on the first (1st) calendar day of the month immediately following the month in which the Funding Date of the Growth Capital Advance occurs, and continuing on the first (1st) calendar day of each month thereafter during the Interest-Only Period; and (ii) commencing on the first (1st) calendar day of the month immediately following the month in which the Interest-Only Period ends (the “Conversion Date”) and continuing on the first (1st) calendar day of each month thereafter, thirty (30) consecutive equal monthly payments of principal and accrued interest (each, a “Growth Capital Payment”) each in an amount which would fully amortize the Growth Capital Advance, as of the Conversion Date, over the Growth Capital Repayment Period. Notwithstanding the foregoing, all unpaid principal and interest on the Growth Capital Advance shall be due on the Growth Capital Maturity Date.

(c) Final Payment. With respect to the Growth Capital Advance, on the earlier of (i) the date of the final Growth Capital Payment, (ii) the Growth Capital Maturity Date, or (iii) upon a prepayment in accordance with Sections 2.1.2(d) and (e), Borrower shall pay, in addition to the outstanding principal, accrued and unpaid interest, and all other amounts due on such date with respect to the Growth Capital Advance, an amount equal to the Final Payment.

(d) Mandatory Prepayment Upon an Acceleration. If the Growth Capital Advance is accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank, an amount equal to the sum of (i) all outstanding principal and accrued and unpaid interest with respect to the Growth Capital Advance, plus (ii) the Final Payment, plus (iii) the Make-Whole Premium, plus (iv) all other sums, including Bank Expenses, if any, that have become due and payable hereunder with respect to the Growth Capital Advance.

(e) Voluntary Prepayment. At Borrower’s option, so long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay all, but not less than all, of the outstanding Growth Capital Advance, provided Borrower (i) delivers written notice to Bank of its election to exercise its option to prepay the Growth Capital Advance at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all accrued and unpaid interest with respect to the Growth Capital Advance, (B) all unpaid principal with respect to the Growth Capital Advance, (C) the Final Payment, (D) the Make-Whole Premium, and (E) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder with respect to the Growth Capital Advance, including interest at the Default Rate with respect to any past due amounts.

2.2 Payment of Interest on the Credit Extensions.

(a) Interest Rate. Subject to Section 2.2(a), the principal amount outstanding for the Growth Capital Advance shall accrue interest at a per annum rate fixed as of the Funding Date for the Growth Capital Advance equal to the Prime Rate plus one and three-quarters of one percent (1.75%), which interest shall be payable monthly.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.2(a) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c) Payment; Interest Computation. Interest is payable monthly on the first calendar day of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

2.3 Fees. Borrower shall pay to Bank:

(a) Commitment Fee. A fully earned, non-refundable commitment fee of One Hundred Thousand Dollars ($100,000), on the Effective Date;

(b) Final Payment. The Final Payment, when due hereunder;

(c) Make-Whole Premium. The Make-Whole Premium when due hereunder; and

(d) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

(e) Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.3 pursuant to the terms of Section 2.4(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.3.

2.4 Payments; Application of Payments; Debit of Accounts.

(a) All payments to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b) Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c) Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

2.5 Withholding. Payments received by Bank from Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Bank, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish Bank with proof reasonably satisfactory to Bank indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.5 shall survive the termination of this Agreement.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed original signatures to this Agreement;

(b) duly executed original signatures to the Warrant dated as of the Effective Date;

(c) the Operating Documents and long-form good standing certificates of Borrower and its Subsidiaries certified by the Secretary of State (or equivalent agency) of Borrower’s and such Subsidiaries’ jurisdiction of organization or formation and each jurisdiction in which Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(d) duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(e) certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(f) the Perfection Certificate of Borrower, together with the duly executed original signature thereto;

(g) a copy of Borrower’s Registration Rights Agreement/Investors’ Rights Agreement and any amendments thereto;

(h) evidence satisfactory to Bank that the insurance policies and endorsements required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

(i) payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof.

3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) timely receipt of an executed Payment/Advance Form;

(b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c) Bank determines to its satisfaction that there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank.

3.3 Post-Closing Conditions. Bank shall have received, in form and substance satisfactory to Bank:

(a) within sixty (60) days after the Effective Date, long-form good standing certificates of Borrower certified by the Secretaries of State (or equivalent agency) of Arizona and Illinois;

(b) within sixty (60) days after the Effective Date, evidence that the UCC-1 financing statement naming Borrower as a debtor and Stanford Hospital & Clinics as a secured party filed with the Secretary of State of the State of Delaware, has been terminated;

(c) within one hundred twenty (120) days after the Effective Date, duly executed original signatures to a Collateral Assignment of Administrative Services Agreement with each of One Medical of Arizona, P.C., an Arizona professional corporation, One Medical Group of LA, Inc., a California professional corporation, One Medical Labs, Inc., a California professional corporation, One Medical Group, P.C., an Illinois professional corporation, and One Medical Group, P.C., a Massachusetts professional corporation; and

(d) within one hundred twenty (120) days after the Effective Date, duly executed original signatures to a Restated Collateral Assignment of Administrative Services Agreement with each of One Medical Group, Inc., a California professional corporation, One Medical Group, P.C., a New York professional corporation, One Medical of NY, P.C., a New York professional corporation, and One Medical Group, P.C., a District of Columbia professional corporation.

3.4 Covenant to Deliver. Except as otherwise provided in Section 3.3, Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3.5 Procedures for Borrowing.

(a) Subject to the prior satisfaction of all other applicable conditions to the making of the Growth Capital Advance set forth in this Agreement, to obtain the Growth Capital Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Growth Capital Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit the Growth Capital Advance to the Designated Deposit Account. Bank may make the Growth Capital Advance under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Growth Capital Advance is necessary to meet Obligations which have become due.

4. CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations and any of Borrower’s obligations arising from any of the Warrants) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations and any of Borrower’s obligations arising from any of the Warrants) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2 Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

4.3 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by Borrower, entitled “Perfection Certificate”. Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2 Collateral. Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the terms of Section 6.6(b). The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.

5.3 Litigation. There are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000).

5.4 Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5 Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

5.7 Subsidiaries; Investments. Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

5.8 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Two Hundred Fifty Thousand Dollars ($250,000).

To the extent Borrower defers payment of any contested taxes, Borrower shall (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Borrower is unaware of any claims or adjustments proposed for any of

Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower in excess of Two Hundred Fifty Thousand Dollars ($250,000). Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital, and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.10 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

6. AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1 Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject.

(b) Use commercially reasonable efforts to obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2 Financial Statements, Reports, Certificates. Provide Bank with the following:

(a) Monthly Financial Statements. As soon as available, but no later than forty-five (45) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);

(b) Monthly Compliance Certificate. Within forty-five (45) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement;

(c) Annual Audited Financial Statements. As soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank in its reasonable discretion.

(d) Annual Operating Budget and Financial Projections. Within thirty (30) days after the last day of each fiscal year of Borrower, or more frequently (within ten (10) business days after approval) if updated by Borrower (following the initial annual delivery) and approved by the board of directors, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and (ii) annual financial projections for the following fiscal year (including quarterly projections) as approved by Borrower’s board of directors and commensurate in form and substance with those provided to Borrower’s investors;

(e) Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices made generally available to Borrower’s security holders or to any holders of Subordinated Debt;

(f) Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000) or more; and

(g) Other Financial Information. Budgets, sales projections, operating plans and other financial information reasonably requested by Bank; and

(h) Monthly Store Metrics. Within forty-five (45) days after the last day of each month, financial statements and metrics for each store of Borrower, covering each such store’s operations for such month certified by a Responsible Officer and in a form acceptable to Bank.

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000).

6.4 Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5 Insurance.

(a) Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as an additional lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(b) Ensure that proceeds payable under any property policy are, at Bank’s option payable to Bank on account of the Obligations, provided, however, if at the time of any loss (i) no Event of Default has occurred and is continuing and (ii) the amount of the proceeds payable are less than $50,000, Bank agrees to permit Borrower to promptly use such proceeds to repair or replace the property damaged by such loss.

(c) At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank twenty (20) days prior written notice before any such policy or policies shall be materially altered or canceled. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

6.6 Operating Accounts.

(a) Maintain its primary operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates.

(b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.

(c) Cause the entire balance of each Collateral Account now or hereafter maintained at Bank of Marin to be transferred into Borrower’s Designated Deposit Account on a weekly basis, or at such additional times as Bank may request.

6.7 Protection of Intellectual Property Rights.

(a) (i) Use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; (ii) promptly advise Bank in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b) Provide written notice to Bank within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

6.8 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower; provided, however, that any information provided to Bank shall be subject to the confidentiality provisions set forth in Section 12.9 herein, and Borrower shall not be required to disclose any information that is of a highly confidential nature or otherwise subject to attorney-client privilege.

6.9 Reserved.

6.10 Access to Collateral; Books and Records. Allow Bank, or its agents, to inspect the Collateral and audit and copy Borrower’s Books, provided that such audits will be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

6.11 Administrative Service Agreements.

(a) Provide Bank with prompt written notice of (i) any new Administrative Services Agreements entered into by Borrower after the Effective Date, together with a copy of the applicable Administrative Services Agreements; (ii) termination of any Administrative Services Agreement for any reason or Borrower’s receipt of any notice of termination in regard to any Administrative Services Agreement; (iii) the occurrence of a default under any Administrative Services Agreement; and (iv) any modification, waiver or amendment to such Administrative Services Agreement that may adversely impact the Collateral; and

(b) Take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Administrative Services Agreement to be deemed “Collateral” and for Bank to have a security interest in such Administrative Services Agreement, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

6.12 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Bank, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals required for the ongoing operation of Borrower’s business.

7. NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Borrower permitted under Section 7.2 of this Agreement; and (e) assignments pursuant to each Assignment of Administrative Services Agreement.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a)Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a change in any Responsible Officer; or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty-nine percent (49%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction); provided, however, only advance written notice to Bank (but not any consent from Bank) will be required for any of the restricted actions in this Section 7.2 if (i) all obligations are being prepaid in full as a condition to consummation of such action, and (ii) Bank has no further obligation hereunder to make any further Credit Extensions.

Borrower shall not: (1) except as included in Borrower’s fiscal operating plan provided to Bank in writing, add any new offices or business locations (unless such new offices or business locations contain less than Fifty Thousand Dollars ($50,000) without providing Bank with written notice of the same within thirty (30) days of such occurrence, (2) keep any Collateral in any warehouses (unless such warehouse contains less than Fifty Thousand Dollars ($50,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Fifty Thousand Dollars ($50,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, without in all cases, at least thirty (30) days prior written notice to Bank, (3) change its jurisdiction of organization, (4) change its organizational structure or type, (5) change its legal name, or (6) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Fifty Thousand Dollars ($50,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary) except (a) where total consideration including cash and the value of any non-cash consideration for (i) each such individual transaction does not exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year of Borrower, and (ii) all such transactions do not exceed One Million Dollars ($1,000,000) in the aggregate in any fiscal year of Borrower; (b) no Event of Default has occurred and is continuing or would exist after giving effect to such transaction(s); and (c) Borrower is the surviving legal entity. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein (subject to Liens described in clause (c) of the definition of “Permitted Liens,” if any), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees, directors or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed One Hundred Fifty Thousand Dollars ($150,000) per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.7 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.8 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.

7.9 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.10 Administrative Services Agreements. Amend or modify any Administrative Services Agreement in such a way that would adversely impact (a) the Collateral, (b) the ability of Bank to dispose of any Collateral, or (c) the perfection or priority of Bank’s Lien in the Collateral.

8. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Growth Capital Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7(b), 6.9, 6.10 or violates any covenant in Section 7; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary) in excess of One Hundred Thousand Dollars ($100,000), or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

8.5 Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and is not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is, under any agreement to which Borrower is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000); or (b) any breach or default by Borrower, the result of which could reasonably be expected to have a material adverse effect on Borrower’s business;

8.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);

8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9 Subordinated Debt. Any document, instrument, or agreement evidencing the subordination of any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person (a) shall be in breach thereof or (b) contests in any manner the validity or enforceability thereof or (c) denies its liability or obligation thereunder; or the Obligations shall for any reason be subordinated without Bank’s written consent or shall not have the priority contemplated by this Agreement without Bank’s written consent;

8.10 Governmental Approvals. Any Governmental Approval material to Borrower’s business shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) cause, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction; or

8.11 Administrative Services Agreements. If (a) Borrower delivers or receives any notice of termination in regard to any Administrative Services Agreement, (b) any Administrative Services Agreement is terminated for any reason or (c) a default occurs under any Administrative Services Agreement which is not cured within any applicable cure period, the result of which could reasonably be expected to have a material adverse effect on Borrower’s business.

9. BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) deposit cash with Bank in an amount equal to at least one hundred five percent (105%) of the Dollar Equivalent (or one hundred ten percent (110%) if the Dollar Equivalent is denominated in Foreign Currency) of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (i) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any FX Contracts;

(e) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds;

(f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j) demand and receive possession of Borrower’s Books; and

(k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full (not including inchoate indemnity obligations and any of Borrower’s obligations arising from any of the Warrants) and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed (other than inchoate indemnity obligations and any of Borrower’s obligations arising from any of the Warrants) and Bank’s obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Bank shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Bank shall pay any surplus to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral, other than those losses arising from Bank’s gross negligence or willful misconduct.

9.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10. NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	1Life Healthcare, Inc.
130 Sutter 2nd Floor
San Francisco, California 94104
Attn: Paul Kirincich, Chief Financial Officer
Fax: (415) 354-3430
Email: pkirincich@onemedical.com

If to Bank:	Silicon Valley Bank
555 Mission Street, Suite 900
San Francisco, California 94105
Attn: Milo Bissin, Vice President
Email: mbissin@svb.com

11. CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Section 11 shall survive the termination of this Agreement.

12. GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrants, as to which assignment, transfer and other such actions are governed by the terms thereof).

12.2 Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

This Section 12.2 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties, provided that Bank provides Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction.

12.6 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8 Survival. All covenants, representation and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied.

12.9 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision; (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank through no fault of Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower. The provisions of the immediately preceding sentence shall survive termination of this Agreement.

12.10 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.16 Transitional Arrangements. On the Effective Date, this Agreement shall replace, amend, restate and supersede the Prior Loan Agreement in its entirety, except as provided in this Section. On the Effective Date, the rights and obligations of the parties evidenced by the Prior Loan Agreement shall be evidenced by this Agreement and the other Loan Documents and the grant of security interest in the Collateral by the Borrower under the Prior Loan Agreement and the other “Loan Documents” (as defined in the Prior Loan Agreement) shall continue under this Agreement and the other Loan Documents, and shall not in any event be terminated, extinguished or annulled but shall hereafter be governed by this Agreement and the other Loans Documents. All references to the Prior Loan Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

13. DEFINITIONS

13.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Administrative Services Agreements” means each agreement under which Borrower is entitled to receive fees or other payments for management, administrative, business or similar services, including, without limitations, the Administrative Services Agreements between Borrower and each applicable Medical Group.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including any Growth Capital Advance request, on behalf of Borrower.

“Assignment of Administrative Services Agreement” means each Collateral Assignment of Administrative Services Agreement among Bank, Borrower and any applicable Medical Group.

“Bank” is defined in the preamble hereof.

“Bank Entities” is defined in Section 12.8.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit C.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue.

“Claims” is defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit D.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Conversion Date” is defined in Section 2.1.2(b).

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is the Growth Capital Advance, or any other extension of credit by Bank for Borrower’s benefit.

“Default Rate” is defined in Section 2.2(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the multicurrency account denominated in Dollars, account number 694656, maintained by Borrower with Bank.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Draw Period” is the period of time from the Effective Date through the earlier to occur of (a) September 30, 2015 or (b) an Event of Default.

“Effective Date” is defined in the preamble hereof.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Existing Growth Capital Loan” is defined in Recital B.

“Existing Growth Capital Loan Prepayment” is defined in Section 2.1.1.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal and accrued interest) due on the date set forth in Section 2.1.2(c) and 2.3(b) equal to Eight Hundred Twenty-Five Thousand Dollars ($825,000).

“Foreign Currency” means lawful money of a country other than the United States.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Growth Capital Advance” is defined in Section 2.1.2(a).

“Growth Capital Line” is a Growth Capital Advance in an original principal amount equal to Ten Million Dollars ($10,000,000).

“Growth Capital Maturity Date” is, for the Growth Capital Advance, the date on which the thirtieth (30th) Growth Capital Payment is due with respect to the Growth Capital Advance, but in no event later than December 1, 2018.

“Growth Capital Payment” is defined in Section 2.1.2(b).

“Growth Capital Repayment Period” as to the Growth Capital Advance, is a period of time equal to thirty (30) consecutive months commencing on the Conversion Date.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Person, means all of such Person’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest-Only Period” means the period commencing on the first (1st) calendar day of the month immediately following the month in which the Funding Date of the Growth Capital Advance occurs and continuing through the last calendar day of the ninth (9th) month immediately following the month in which the Funding Date of the Growth Capital Advance occurs.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrants, the Perfection Certificate, each Assignment of Administrative Services Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement by Borrower with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.

“Make-Whole Premium” is, with respect to the Growth Capital Advance, an amount equal to (a) two percent (2.00%) of the outstanding principal amount of the Growth Capital Advance made to Borrower under this Agreement if the prepayment is made on or before the first (1st) anniversary of the Effective Date; and (b) one percent (1.00%) of the outstanding principal amount of the Growth Capital Advance made to Borrower under this Agreement if the prepayment is made after the first (1st) anniversary of the Effective Date.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Medical Groups” means One Medical Group, P.C., One Medical Group, Inc., One Medical of NY, P.C., One Medical of Arizona, P.C., One Medical Group of LA, Inc., One Medical Labs, Inc., and any other medical group and their respective successors and assigns that makes payments to Borrower under an Administrative Services Agreement for administrative, management, business or similar services, whether directly or indirectly.

“Monthly Financial Statements” is defined in Section 6.2(a).

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrants), or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrants).

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) Indebtedness secured by Permitted Liens;

(g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (c) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be; and

(h) other unsecured Indebtedness not otherwise permitted in Section 7.4 not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any time.

“Permitted Investments” are:

(a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;

(b) Investments consisting of Cash Equivalents;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d) Investments consisting of deposit accounts in which Bank has a perfected security interest;

(e) Investments accepted in connection with Transfers permitted by Section 7.1;

(f) Investments (i) by Borrower in Subsidiaries not to exceed One Hundred Fifty Thousand Dollars ($150,000) in the aggregate in any fiscal year and (ii) by Subsidiaries in other Subsidiaries not to exceed One Hundred Fifty Thousand Dollars ($150,000) in the aggregate in any fiscal year or in Borrower;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary; and

(j) joint ventures or strategic alliances entered into in the ordinary course of Borrower’s business involving the non-exclusive licensing of technology, the development of technology, the providing of technical support and/or the arrangement and provision of clinical and related administrative and management services, provided that any cash investments by Borrower do not exceed (i) Two Hundred Fifty Thousand Dollars ($250,000) for each such Investment in any fiscal year of Borrower or (ii) One Million Dollars ($1,000,000) in the aggregate for all such Investments in any fiscal year of Borrower.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Hundred Fifty Thousand Dollars ($150,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(h) non-exclusive license of Intellectual Property granted to third parties in the ordinary course of business;

(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7; and

(j) Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).

“Prior Loan Agreement” is defined in Recital A.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer or Chief Financial Officer of Borrower who are as of the Effective Date, Thomas Lee and Paul Kirincich, respectively.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Warrants” means, collectively, that certain (i) Warrant to Purchase Stock dated as of February 26, 2010, executed by Borrower in favor of Bank, (ii) Warrant to Purchase Stock dated as of June 28, 2011, executed by Borrower in favor of Bank, (iii) Warrant to Purchase Stock dated as of January 29, 2013, executed by Borrower in favor of Bank, (iv) Warrant to Purchase Stock dated as of Effective Date, executed by Borrower in favor of Bank, and (v) any other warrants to purchase stock previously or now or hereafter executed by Borrower in favor of Bank, each as may be amended, modified, supplemented or restated from time to time.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

1LIFE HEALTHCARE, INC.

By:	/s/ Paul Kirincich
Name:	Paul Kirincich
Title:	CFO

BANK:

SILICON VALLEY BANK

By:	/s/ Milo Bissin
Name:	Milo Bissin
Title:	VP

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

EXHIBIT A – COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money including any and all fees for management, administrative, business or similar services, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include: (A) Borrower’s voting rights in OMG Arizona, LLC created solely in connection with the joint venture arrangement entered into with Dignity Health in Arizona on September 17, 2014; or (B) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.

Exhibit A

EXHIBIT B – LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON PACIFIC TIME

Fax To:	Date:

LOAN PAYMENT:

1LIFE HEALTHCARE, INC.

From Account #	To Account #
(Deposit Account #)	(Loan Account #)
Principal $	and/or Interest $

Authorized Signature:	Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account #
(Loan Account #)	(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Pacific Time

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:
For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone:

Exhibit B

EXHIBIT C – BORROWING RESOLUTIONS

[see attached]

Exhibit C

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	1LIFE HEALTHCARE, INC.

The undersigned authorized officer of 1LIFE HEALTHCARE, INC. (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes (except for the absence of footnotes with respect to unaudited financial statements). The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate (“CC”)	Monthly within 45 days	Yes No

Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No

Annual projections and operating plan	Within 45 days after the last day of each FYE, or more frequently as periodically updated by Borrower	Yes No

Individual store financials and metrics	Monthly within 45 days	Yes No

1LIFE HEALTHCARE, INC.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this ____ day of October, 2016, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and 1LIFE HEALTHCARE, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of January 26, 2015 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) add a new growth capital loan facility to refinance and replace the Existing Growth Capital Loan (as hereinafter defined), and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to (i) add a new growth capital loan facility to refinance and replace the Existing Growth Capital Loan and (ii) make certain other revisions to the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Existing Growth Capital Loan. Borrower hereby acknowledges that, as part of the Loan Agreement, Bank made a Growth Capital Advance to Borrower in the principal amount of Ten Million Dollars ($10,000,000) (the “Existing Growth Capital Loan”). Borrower represents and warrants to Bank that as of the First Amendment Effective Date, the outstanding principal balance of the Existing Growth Capital Loan is Eight Million Seven Hundred Thirty-Eight Thousand Nine Hundred Eighty and 15/100 Dollars ($8,738,980.15). Borrower represents and warrants to Bank that all of such sum is due and owing Bank, without offset or defense of any kind or nature and in the event Borrower has any offsets or defenses thereto, Borrower hereby irrevocably waives all such offsets and defenses. Borrower

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acknowledges and agrees that the execution of this Amendment is not intended to and shall not cause or result in a novation with respect to the Existing Growth Capital Loan. Borrower and Bank acknowledge and agree that there is no further availability to borrow under the Existing Growth Capital Loan. Borrower shall, on the First Amendment Effective Date and in conjunction with Borrower’s execution of this Amendment, use the proceeds from the Supplemental Growth Capital Advance (as hereinafter defined) to repay in full in cash all of the Obligations owing to Bank under the Existing Growth Capital Loan, including, without limitation, the amount of the Final Payment due to Bank under the Loan Agreement (the “Existing Growth Capital Loan Prepayment”). Notwithstanding anything to the contrary, upon making the Existing Growth Capital Loan Prepayment, Bank hereby agrees to waive the Make-Whole Premium which would otherwise be owed by Borrower to Bank under the Loan Agreement.

2.2 Section 2.1.3 (Supplemental Growth Capital Advance). Section 2.1.3 is hereby added immediately after Section 2.1.2 of the Loan Agreement as follows:

2.1.3 Supplemental Growth Capital Advance.

(a) Availability. Subject to the satisfaction of the terms and conditions of this Agreement, Bank shall make a single growth capital advance to Borrower (the “Supplemental Growth Capital Advance”), on the First Amendment Effective Date, in an amount equal to the Supplemental Growth Capital Loan Amount. After repayment, the Supplemental Growth Capital Advance may not be re-borrowed.

(b) Repayment. Borrower shall repay the Supplemental Growth Capital Advance as follows: (i) payments of accrued interest only, commencing on the first (1st) calendar day of the month immediately following the month in which the Funding Date of the Supplemental Growth Capital Advance occurs, and continuing on the first (1st) calendar day of each month thereafter during the Supplemental Growth Capital Interest-Only Period; and (ii) commencing on the first (1st) calendar day of the month immediately following the month in which the Supplemental Growth Capital Interest-Only Period ends (the “Supplemental Growth Capital Conversion Date”) and continuing on the first (1st) calendar day of each month thereafter, thirty (30) consecutive equal monthly payments of principal plus accrued interest (each, a “Supplemental Growth Capital Payment”) each in an amount which would fully amortize the outstanding Supplemental Growth Capital Advance, as of the Supplemental Growth Capital Conversion Date, over the Supplemental Growth Capital Repayment Period. Notwithstanding the foregoing, all unpaid principal and interest on the Supplemental Growth Capital Advance shall be due on the Supplemental Growth Capital Maturity Date.

(c) Supplemental Growth Capital Final Payment. With respect to the Supplemental Growth Capital Advance, on the earlier of (i) the date of the final Supplemental Growth Capital Payment, (ii) the Supplemental Growth Capital Maturity Date, or (iii) upon a prepayment in accordance with Sections 2.1.3(d) and (e), Borrower shall pay, in addition to the outstanding principal, accrued and unpaid interest, and all other amounts due on such date with respect to the Supplemental Growth Capital Advance, an amount equal to the Supplemental Growth Capital Final Payment.

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(d) Mandatory Prepayment Upon an Acceleration. If the Supplemental Growth Capital Advance is accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank, an amount equal to the sum of (i) accrued and unpaid interest with respect to the Supplemental Growth Capital Advance, plus (ii) all outstanding principal with respect to the Supplemental Growth Capital Advance, plus (iii) the Supplemental Growth Capital Final Payment, plus (iv) the Supplemental Growth Capital Make-Whole Premium, plus (v) all other sums, including Bank Expenses, if any, that have become due and payable hereunder with respect to the Supplemental Growth Capital Growth Capital Advance, including interest at the Default Rate with respect to any past due amounts.

(e) Voluntary Prepayment. At Borrower’s option, so long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay all, but not less than all, of the outstanding Supplemental Growth Capital Advance, provided Borrower (i) delivers written notice to Bank of its election to exercise its option to prepay the Supplemental Growth Capital Advance at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all accrued and unpaid interest with respect to the Supplemental Growth Capital Advance, (B) all unpaid principal with respect to the Supplemental Growth Capital Advance, (C) the Supplemental Growth Capital Final Payment, (D) the applicable Supplemental Growth Capital Make-Whole Premium, and (E) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder with respect to the Supplemental Growth Capital Advance, including interest at the Default Rate with respect to any past due amounts.

2.3 Section 2.2 (Payment of Interest on the Credit Extensions). Section 2.2(a) of the Loan Agreement is hereby amended by adding the following to the end of Section 2.2(a):

Subject to Section 2.2(b), the principal amount outstanding for the Supplemental Growth Capital Advance shall accrue interest at a floating per annum rate equal to the greater of (A) the Prime Rate or (B) three and one-half of one percent (3.50%), which interest shall be payable monthly.

2.4 Section 2.3 (Fees). Section 2.3 of the Loan Agreement is hereby amended by adding the following immediately after Section 2.3(e) as subsections (f) and (g):

(f) Supplemental Growth Capital Final Payment. The Supplemental Growth Capital Final Payment when due hereunder; and

(g) Supplemental Growth Capital Make-Whole Premium. The Supplemental Growth Capital Make-Whole Premium when due hereunder.

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2.5 Section 3.5 (Procedures for Borrowing). Section 3.5 of the Loan Agreement is hereby amended by adding the following Section 3.5(b) immediately following Section 3.5(a):

(b) Subject to the prior satisfaction of all other applicable conditions to the making of the Supplemental Growth Capital Advance set forth in this Agreement, to obtain the Supplemental Growth Capital Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Supplemental Growth Capital Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit the Supplemental Growth Capital Advance to the Designated Deposit Account. Bank may make the Supplemental Growth Capital Advance under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Supplemental Growth Capital Advance is necessary to meet Obligations which have become due.

2.6 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(h) of the Loan Agreement is hereby amended in its entirety and replaced with the following:

(h) [Reserved].

2.7 Section 6.6 (Operating Accounts). The last sentence in Section 6.6(b) of the Loan Agreement is hereby amended in its entirety and replaced with the following:

The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such, and (ii) Borrower’s accounts with PayPal, Stripe, Moneris and Pivitol (or any replacement payment provider disclosed in the Perfection Certificate) so long as Borrower sweeps such account to the Designated Deposit Account maintained with Bank on a monthly basis.

2.8 Section 6.9 (Reserved). Section 6.9 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

6.9 Financial Covenants. Maintain at least one of the following two financial covenants:

(a) Liquidity Ratio. Maintain at all times, to be tested as of the last day of each month, a Liquidity Ratio of not less than 1.50 to 1.00; or

(b) Fixed Charge Coverage Ratio. Maintain at all times, to be tested as of the last day of each month, a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00.

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2.9 Section 8.1 (Payment Default). Section 8.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

8.1 Payment Default. Borrower fails to (i) make any payment of principal or interest on any Credit Extension when due, or (ii) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Growth Capital Maturity Date or the Supplemental Growth Capital Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (ii) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

2.10 Section 13 (Definitions).

(a) The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are amended in their entirety and replaced with the following:

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including any Growth Capital Advance or Supplemental Growth Capital request, on behalf of Borrower.

“Credit Extension” is the Growth Capital Advance, the Supplemental Growth Capital Advance, or any other extension of credit by Bank for Borrower’s benefit.

“Medical Groups” means (i) One Medical Group, P.C., a Virginia professional stock corporation, (ii) One Medical Group, P.C., an Illinois professional corporation, (iii) One Medical Group, P.C., a Massachusetts professional corporation, (iv) One Medical Group, P.C., a District of Columbia professional corporation, (v) One Medical Group, P.C., a New York professional corporation, (vi) One Medical Group, Inc., a California professional corporation, (vii) One Medical of NY, P.C., a New York professional corporation, (viii) One Medical of Arizona, P.C., an Arizona professional corporation, (ix) One Medical Group of LA, Inc., a California professional corporation, (x) One Medical Labs, Inc., a California professional corporation, (xi) Apollo Medical Group, Inc., a California professional corporation, and (xii) One Medical Group of Washington, P.C., a Washington professional corporation, and any other medical group and their respective successors and assigns that makes payments to Borrower under an Administrative Services Agreement for administrative, management, business or similar services, whether directly or indirectly.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).

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(b) The definition of “Permitted Indebtedness” as set forth in Section 13.1 of the Loan Agreement is hereby amended by adding the following subsection immediately after subsection (h) as subsection (i):

(i) Indebtedness to Cisco up to the maximum amount not to exceed $891,929.39 pursuant to the Cisco Lease Agreement.

(c) The definition of “Permitted Liens” as set forth in Section 13.1 of the Loan Agreement is hereby amended by adding the following subsection immediately after subsection (j) as subsection (k):

(k) Liens on specific equipment and any proceeds thereof in favor of Cisco pursuant to the Cisco Lease Agreement.

(d) The following terms and their respective definitions are hereby added in alphabetical order to Section 13.1 of the Loan Agreement as follows:

“Adjusted EBITDA” means, for any period of determination, an amount equal to (i) EBITDA for the trailing twelve (12) months, minus (ii) unfunded capital expenditures of Borrower for the trailing twelve (12) months, minus (iii) cash taxes paid by Borrower for the trailing twelve (12) months, minus (iv) cash dividends paid by Borrower for the trailing twelve (12) months.

“Cisco” means Cisco Systems Capital Corporation, its successors and assigns.

“Cisco Lease Agreement” means that certain Master Lease and Financing Agreement No. 12032 by and between Borrower and Cisco dated June 23, 2015.

“EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) any non-cash stock compensation.

“First Amendment Effective Date” is October __, 2016.

“Fixed Charge Coverage Ratio” means, for any period of determination thereof, the ratio of (a) Adjusted EBITDA to (b) Fixed Charges.

“Fixed Charges” means, for any period of determination, fees, principal, and interest of Obligations of Borrower in connection with the Supplemental Growth Capital Advances and the Indebtedness of Borrower in connection with the capital leases (under the existing Generally Accepted Accounting Principles definition of capital leases), all due within the next twelve (12) months.

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“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Liquidity Ratio” means a ratio of (i) Quick Assets to (ii) the aggregate outstanding principal balance under the Supplemental Growth Capital Advances.

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Quick Assets” is the sum of (a) the aggregate amount of Borrower’s unrestricted cash and Cash Equivalents maintained at Bank and Bank’s Affiliates, and (b) the amount that is sixty-five percent (65%) of Borrower’s net accounts receivable.

“Supplemental Growth Capital Advance” is defined in Section 2.1.3(a).

“Supplemental Growth Capital Conversion Date” is defined in Section 2.1.3(b).

“Supplemental Growth Capital Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal and accrued interest) due on the date set forth in Section 2.1.3(c) and 2.3(f) equal to Five Hundred Fifty Thousand Dollars ($550,000).

“Supplemental Growth Capital Interest-Only Period” means the period commencing on the first (1st) calendar day of the month immediately following the month in which the Funding Date of the Supplemental Growth Capital Advance occurs and continuing through March 31, 2018.

“Supplemental Growth Capital Loan Amount” is Eleven Million Dollars ($11,000,000).

“Supplemental Growth Capital Make-Whole Premium” is, with respect to the Supplemental Growth Capital Advance, an amount equal to (a) three percent (3.0%) of the outstanding principal amount of the Supplemental Growth Capital Advance made to Borrower under this Agreement if the prepayment is made before the first (1st) anniversary of the First Amendment Effective Date; (b) two percent (2.0%) of the outstanding principal amount of the Supplemental Growth Capital Advance made to Borrower under this Agreement if the prepayment is made on or after the first (1st) anniversary of the First Amendment Effective Date but before the second (2nd) anniversary of the First Amendment Effective Date; and (c) one percent (1.0%) of the

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outstanding principal amount of the Supplemental Growth Capital Advance made to Borrower under this Agreement if the prepayment is made on or after the second (2nd) anniversary of the First Amendment Effective Date and prior to the Supplemental Growth Capital Maturity Date. Notwithstanding the foregoing, no Supplemental Growth Capital Make-Whole Premium shall be charged if (i) the Supplemental Growth Capital Advance is replaced with a new facility from Bank, (ii) the Supplemental Growth Capital Advance is refinanced and Bank has a participation interest in such refinanced loan facility, or (iii) the Supplemental Growth Capital Advance is refinanced with a commercial bank syndicate which Bank has been offered to participate in such refinanced loan facility, but Bank has declined to purchase a participation interest in such refinanced loan facility.

“Supplemental Growth Capital Maturity Date” is, for the Supplemental Growth Capital Advance, the date on which the thirtieth (30th) Supplemental Growth Capital Payment is due with respect to the Supplemental Growth Capital Advance, but in no event later than September 1, 2020.

“Supplemental Growth Capital Payment” is defined in Section 2.1.3(b).

“Supplemental Growth Capital Repayment Period” as to the Supplemental Growth Capital Advance, is a period of time equal to thirty (30) consecutive months commencing on the Supplemental Growth Capital Conversion Date.

2.11 Exhibit D (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit D attached hereto. From and after the date hereof, all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit D attached hereto.

2.12 Post-Closing Conditions. Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) within thirty (30) days after the date on which Borrower enters into the Assignment of Administrative Services Agreement with One Medical Group of Washington, P.C., a Washington professional corporation, duly executed original signatures to a Collateral Assignment of Administrative Services Agreement;

(b) within thirty (30) days after the First Amendment Effective Date, duly executed original signatures to a Collateral Assignment of Administrative Services Agreement with One Medical Group, P.C., a Virginia professional corporation;

(c) within thirty (30) days after the First Amendment Effective Date, duly executed original signatures to a Restated Collateral Assignment of Administrative Services Agreement with each of One Medical Group of LA, Inc., a California corporation, One Medical of NY, P.C., a New York professional corporation, One Medical Labs, Inc., a California corporation, One Medical Group, P.C., an Illinois professional corporation, One Medical Group, P.C., a Massachusetts professional corporation, and One Medical Group, P.C., a Washington, D.C. professional corporation; and

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(d) within thirty (30) days after the First Amendment Effective Date, duly executed original signatures to a Second Restated Collateral Assignment of Administrative Services Agreement with each of One Medical Group, Inc., a California professional corporation, and One Medical Group, P.C., a New York professional corporation.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a)be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the First Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

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4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

1LIFE HEALTHCARE, INC.

By:	/s/ Garrick Bernstine
Name: Garrick Bernstine
Title: CFO

BANK:

SILICON VALLEY BANK

By:	/s/ Kristina Peralta
Name: Kristina Peralta
Title: Vice President

[Signature Page to First Amendment to Second Amended and Restated Loan and Security Agreement]

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	1LIFE HEALTHCARE, INC.

The undersigned authorized officer of 1LIFE HEALTHCARE, INC. (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank, as amended by the First Amendment to Second Amended and Restated Loan and Security Agreement (as the same may be further amended, modified, supplemented or restated from time to time, the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes (except for the absence of footnotes with respect to unaudited financial statements). The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate (“CC”)	Monthly within 45 days	Yes No

Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No

Annual projections and operating plan	Within 30 days after the last day of each FYE, or more frequently (within ten (10) business days after approval) if updated by Borrower (following the initial annual delivery) and approved by the board of directors	Yes No

Financial Covenants*	Required	Actual	Complies
Maintain at all times, at least one to be tested as of the last day of each month:

(a) Minimum Liquidity Ratio	1.50:1.00	____:1.00	Yes No

(b) Minimum Fixed Charge Coverage Ratio	1.25:1.00	____:1.00	Yes No

*	Borrower must maintain at least one of the two aforementioned financial covenants.

Exhibit D

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any (i) material amendments of or other material changes to the capitalization table of Borrower, or (ii) any changes to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

——————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————

1LIFE HEALTHCARE, INC.	BANK USE ONLY

Received by:
AUTHORIZED SIGNER

By:
Name:	Date:
Title:	Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Exhibit D

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

Borrower must calculate and maintain at least one of the two financial covenants:

I.	Liquidity Ratio (Section 6.9(a))

Required: 1.50:1.00.

Actual:

A.	Aggregate value of Borrower’s unrestricted cash and Cash Equivalents maintained at Bank and Bank’s Affiliates	$_____

B.	65% of the aggregate value of net accounts receivable	$_____

C.	Quick Assets (line A plus B)	$_____

D.	Aggregate outstanding principal balance under the Supplemental Growth Capital Advances	$_____

E.	Liquidity Ratio (line C, divided by line D)	____:1.00

Is line E equal to or greater than the amount required above?

No, not in compliance	Yes, in compliance

II.	Fixed Charge Coverage Ratio (Section 6.9(b))

Required: 1.25:1.00.

Actual:

A.	The net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for the trailing 12 months	$_____

B.	Interest expense for the trailing 12 months	$_____

C.	To the extent deducted in the calculation of line A, depreciation expense for the trailing 12 months	$_____

D.	To the extent deducted in the calculation of line A, amortization expense for the trailing 12 months	$_____

E.	Income tax expense for the trailing 12 months	$_____

F.	Non-cash stock compensation for the trailing 12 months	$_____

Exhibit D

G.	EBITDA (the sum of lines A through F)	$_____

H.	Unfunded capital expenditures of Borrower for the trailing 12 months	$_____

I.	Cash taxes paid by Borrower for the trailing 12 months	$_____

J.	Cash dividends paid by Borrower for the trailing 12 months	$_____

K.	Adjusted EBITDA (line G minus lines H through J)	$_____

L.	Fees, principal, and interest of Obligations of Borrower in connection with the Supplemental Growth Capital Advances and the Indebtedness of Borrower in connection with the capital leases, all due within the next 12 months	$_____

M.	Fixed Charge Coverage Ratio (line K divided by line L)	____:1.00

Is line M equal to or greater than the amount required above?

No, not in compliance	Yes, in compliance

Exhibit D

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 12th day of January, 2017, but effective as of January 17, 2017, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and 1LIFE HEALTHCARE, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of January 26, 2015, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of October 18, 2016 (the “First Amendment”) by and between Bank and Borrower (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) waive the requirement that Borrower pay a Supplemental Growth Capital Final Payment when due pursuant to the terms and conditions of the First Amendment, and it its place, (x) require Borrower to pay a modification fee in the amount of Thirty-Three Thousand Seven Hundred Ninety-Five and 61/100 Dollars ($33,795.61) on the date of this Amendment pursuant to the terms of Section 7 below (the “Supplemental Growth Capital Modification Fee”), (y) increase the amount of the existing Supplemental Growth Capital Make-Whole Premium, and (z) increase the interest rate of the Supplemental Growth Capital Advance; and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to (i) waive the requirement that Borrower pay a Supplemental Growth Capital Final Payment when due pursuant to the terms and conditions of the First Amendment, and in its place, (x) require Borrower to pay the Supplemental Growth Capital Modification Fee on the date of this Amendment, (y) increase the amount of the existing Supplemental Growth Capital Make-Whole Premium, and (z) increase the interest rate of the Supplemental Growth Capital Advance; and (ii) make certain other revisions to the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.3 (Supplemental Growth Capital Advance). Sections 2.1.3(c), (d) and (e) of the Loan Agreement are hereby amended in their entirety and replaced with the following:

(c) [Reserved].

(d) Mandatory Prepayment Upon an Acceleration. If the Supplemental Growth Capital Advance is accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank, an amount equal to the sum of (i) accrued and unpaid interest with respect to the Supplemental Growth Capital Advance, plus (ii) all outstanding principal with respect to the Supplemental Growth Capital Advance, plus (iii) [Intentionally Omitted], plus (iv) the Supplemental Growth Capital Make-Whole Premium, plus (v) all other sums, including Bank Expenses, if any, that have become due and payable hereunder with respect to the Supplemental Growth Capital Growth Capital Advance, including interest at the Default Rate with respect to any past due amounts.

(e) Voluntary Prepayment. At Borrower’s option, so long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay all, but not less than all, of the outstanding Supplemental Growth Capital Advance, provided Borrower (i) delivers written notice to Bank of its election to exercise its option to prepay the Supplemental Growth Capital Advance at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all accrued and unpaid interest with respect to the Supplemental Growth Capital Advance, (B) all unpaid principal with respect to the Supplemental Growth Capital Advance, (C) [Intentionally Omitted], (D) the applicable Supplemental Growth Capital Make-Whole Premium, and (E) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder with respect to the Supplemental Growth Capital Advance, including interest at the Default Rate with respect to any past due amounts.

2.2 Section 2.2(a) (Interest Rate). Section 2.2(a) of the Loan Agreement is hereby amended by deleting the last sentence of such Section in its entirety and replacing it with the following:

Subject to Section 2.2(b), the principal amount outstanding for the Supplemental Growth Capital Advance shall accrue interest at a floating per annum rate equal to the greater of (A) the Prime Rate plus 1.81% or (B) 5.56%, which interest shall be payable monthly.

2.3 Section 2.3(f) (Supplemental Growth Capital Final Payment). Section 2.3(f) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(f) [Reserved.]; and

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2.4 Section 13 (Definitions).

(a) The definition of the term “Supplemental Growth Capital Make-Whole Premium” as set forth in Section 13.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“Supplemental Growth Capital Make-Whole Premium” is, with respect to the Supplemental Growth Capital Advance, an amount equal to (1) Five Hundred Sixteen Thousand Two Hundred Four and 39/100 Dollars ($516,204.39), plus (2) (a) three percent (3.0%) of the outstanding principal amount of the Supplemental Growth Capital Advance made to Borrower under this Agreement if the prepayment is made before the first (1st) anniversary of the First Amendment Effective Date; (b) two percent (2.0%) of the outstanding principal amount of the Supplemental Growth Capital Advance made to Borrower under this Agreement if the prepayment is made on or after the first (1st) anniversary of the First Amendment Effective Date but before the second (2nd) anniversary of the First Amendment Effective Date; and (c) one percent (1.0%) of the outstanding principal amount of the Supplemental Growth Capital Advance made to Borrower under this Agreement if the prepayment is made on or after the second (2nd) anniversary of the First Amendment Effective Date and prior to the Supplemental Growth Capital Maturity Date. Notwithstanding the foregoing, no Supplemental Growth Capital Make-Whole Premium shall be charged if (i) the Supplemental Growth Capital Advance is replaced with a new facility from Bank, (ii) the Supplemental Growth Capital Advance is refinanced and Bank has a participation interest in such refinanced loan facility, or (iii) the Supplemental Growth Capital Advance is refinanced with a commercial bank syndicate which Bank has been offered to participate in such refinanced loan facility, but Bank has declined to purchase a participation interest in such refinanced loan facility.

(b) The defined term “Supplemental Growth Capital Final Payment” and its definition as set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and all occurrences of and references to such term in the Loan Agreement are hereby deleted in their entirety and from and after the date hereof shall be of no further force and effect under the Loan Agreement.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

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4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the October 18, 2016 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

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6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective as of January 17, 2017, upon (a) the due execution and delivery to Bank of this Amendment by each party hereto; (b) the due execution and delivery to Bank of the Collateral Assignment of Administrative Services Agreement with each of (i) One Medical Group of Washington, P.C., a Washington professional corporation, and (ii) One Medical Group, P.C., a Virginia professional corporation; (c) the due execution and delivery to Bank of the Restated Collateral Assignment of Administrative Services Agreement with each of (i) One Medical of NY, P.C., a New York professional corporation, (ii) One Medical Labs, Inc., a California corporation, (iii) One Medical Group, P.C., an Illinois professional corporation, (iv) One Medical Group, P.C., a Massachusetts professional corporation, and (v) One Medical Group, P.C., a Washington, D.C. professional corporation; (d) the due execution and delivery to Bank of the Second Restated Collateral Assignment of Administrative Services Agreement with each of (i) One Medical Group, Inc., a California professional corporation, and (ii) One Medical Group, P.C., a New York professional corporation; (e) Borrower’s payment of the Supplemental Growth Capital Modification Fee in an amount equal to Thirty-Three Thousand Seven Hundred Ninety-Five and 61/100 Dollars ($33,795.61); and (f) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

1LIFE HEALTHCARE, INC.

By:	/s/ Garrick Bernstein
Name:	Garrick Bernstein
Title:	CFO

BANK:

SILICON VALLEY BANK

By:	/s/ Kristina Peralta
Name:	Kristina Peralta
Title:	Vice President

[Signature Page to Second Amendment to Second Amended and Restated Loan and Security Agreement]

THIRD AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into on April 29, 2019, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and 1LIFE HEALTHCARE, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of January 26, 2015 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) modify the banking requirements set forth in Section 6.6, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.6 (Operating Accounts). Section 6.6 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

(a) Maintain its (i) primary investment management accounts with Bank and Bank’s Affiliates and (ii) business credit cards with Bank and Bank’s Affiliates, provided that if Bank determines in its sole and absolute discretion that it cannot provide such business credit cards to Borrower on competitive terms compared to other third-party business credit cards for companies similar to Borrower under current market conditions, then subject to Bank’s prior written consent in its sole and absolute discretion, Borrower may use business credit cards issued by third-parties other than Bank and Bank’s Affiliates expressly subject to clause (j) of the definition of Permitted Indebtedness. Notwithstanding the foregoing, Borrower may maintain the merchant accounts with PayPal, Stripe,

WorldPay, Patient Pay/Clearant and Pivitol (or any replacement payment provider disclosed in the Perfection Certificate) (collectively, the “Payment Transmitter Accounts”), provided that Borrower sweeps the funds in the Payment Transmitter Accounts to Borrower’s operating account on a monthly basis.

(b) In addition to and subject to the restrictions in clause (a) of this Section 6.6, Borrower shall provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains pursuant to the terms and conditions herein, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such, (ii) Borrower’s accounts with the Payment Transmitter Accounts so long as Borrower sweeps the funds in the Payment Transmitter Accounts to Borrower’s operating account on a monthly basis, and (iii) zero balance accounts that are swept each Business Day to a concentration account in the name of Borrower at any bank or financial institution other than Bank and Bank’s Affiliates (collectively, the “ZBA/Concentration Accounts”); provided, however, in the event that Borrower fails to maintain at least Thirty-Five Million Dollars ($35,000,000) in cash and/or investments in investment management accounts with Bank and Bank’s Affiliates at any time, then Borrower shall take all steps requested by Bank in its sole and absolute discretion to execute and deliver a Control Agreement or other appropriate instrument with respect to each of the ZBA/Concentration Accounts to perfect Bank’s first priority Lien in such ZBA/Concentration Accounts.

2.2 Section 13 (Definitions).

(a) The definition of “Permitted Indebtedness” as set forth in Section 13.1 of the Loan Agreement is hereby amended by adding the following subsections immediately after subsection (i) as subsections (j) and (k):

(j) solely on the condition that (x) Bank has determined in its sole and absolute discretion that it cannot provide business credit cards to Borrower on competitive terms compared to other third-party business credit cards for companies similar to Borrower under current market conditions, and (y) Bank has provided prior written consent in Bank’s sole and absolute discretion that Borrower can use business credit cards issued by third-parties other than Bank and Bank’s Affiliates, unsecured Indebtedness of Borrower arising from business credit cards which are not issued by Bank or Bank’s Affiliates not exceeding Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate outstanding at any time; and

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(k) Indebtedness not exceeding Two Hundred Thousand Dollars ($200,000) owed to ASD Specialty Healthcare, LLC (“ASD”) pursuant to that certain Customer Application dated December 3, 2018 by and between Borrower and ASD, as modified by that certain Modification to Customer Application dated April 22, 2019.

(b) The definition of “Permitted Liens” as set forth in Section 13.1 of the Loan Agreement is hereby amended by adding the following subsection immediately after subsection (k) as subsection (1):

(1) Liens on inventory purchased from ASD, and all proceeds directly related thereto, to the extent such collateral would be considered a purchase money security interest as defined by the Code.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a)be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on December 5, 2018 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

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4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

1LIFE HEALTHCARE, INC.

By:	/s/ Robin Riske
Name:	Robin Riske
Title:	Treasurer, VP Finance & Corporate Controller

BANK:

SILICON VALLEY BANK

By:	/s/ Peter Sletteland
Name:	Peter Sletteland
Title:	Vice President

[Signature Page to Third Amendment to Second Amended and Restated Loan and Security Agreement]